SUNAMERICA SERIES TRUST
SHAREHOLDER INFORMATION (unaudited)


Supplemental Proxy Information: A Special Meeting of the Shareholders of the SunAmerica Series Trust was held on March 21, 1997. Each of the applicable portfolios voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise specified.
1. To elect a slate of five members to the Board of Trustees to hold office until their successors are duly elected and qualified

                          Votes in   Votes   Votes
                          Favor of  Against Abstained
   Richards D. Barger    199,847,768   -   3,702,539
   James K. Hunt         199,932,366   -   3,617,931
   Norman J. Metcalfe    199,955,445   -   3,594,872
   Allan L. Sher         199,933,178   -   3,617,129
   William M. Wardlaw    199,955,291   -   3,595,016

2. To approve certain changes to its fundamental investment restrictions:

(a.)  Eliminating the Trusts' Fundamental Investment
Restriction relating  to Investments in Illiquid
Securities. (Applicable to the Cash Management
Portfolio only)
Votes in    Votes     Votes
Favor of   Against  Abstained
6,711,233  565,403  1,110,766

(b.)  Eliminating the Trusts' Fundamental Investment
Restrictions relating to Pledging their assets.
Votes in     Votes      Votes
Favor of    Against    Abstained
173,288,805 15,375,969 14,885,533

(c.)Eliminating the Trusts' Fundamental Investment
Restrictions relating to Options Transactions.
(Applicable to the Cash Management Portfolio only)
Votes in    Votes    Votes
Favor of   Against  Abstained
6,787,061  471,609  1,128,732

(d.)Eliminating the Trusts' Fundamental Investment
Restrictions relating to Investments in Securities of
other Investment Companies.
Votes in      Votes      Votes
Favor of     Against    Abstained
178,303,472  11,062,477  14,174,358

(e.)Eliminating the Trusts' Fundamental Investment
Restrictions relating to Investments in Companies for
the purpose of Exercising Control. (Not applicable to
the Cash Management Portfolio)
Votes in      Votes      Votes
Favor of     Against    Abstained
168,772,036 12,713,074  13,677,795

(f.)Eliminating the Trusts' Fundamental Investment
Restrictions relating to Underwriting of Securities
Issued by Others. (Not applicable to the Cash
Management Portfolio)
Votes in      Votes      Votes
Favor of     Against   Abstained
167,615,591 13,544,337 14,002,977

(g.)Eliminating the Trusts' Fundamental Investment
Restrictions relating to Short Sales. (Not applicable
to the Cash Management Portfolio)
Votes in       Votes       Votes
Favor of      Against    Abstained
165,924,126 15,197,388   14,041,391

(h.)Amending the Trusts' Fundamental Investment
Restrictions relating to Making Loans. (Not applicable
to the Cash Management Portfolio)
Votes in       Votes     Votes
Favor of     Against   Abstained
167,047,458 14,360,526 13,754,921

(i.)  Amending the Trusts' Fundamental Investment
Restrictions relating to Borrowing Money. (Not
applicable to the Cash Management Portfolio)
Votes in       Votes     Votes
Favor of     Against   Abstained
164,578,822 16,833,862 13,750,221

3. To approve or disapprove (a) a new subadvisory agreement between SunAmerica Asset Management Corp.
("SAAMCo") and Putnam Investment Management Inc.
("Putnam"), the proposed new subadviser for the Provident Growth Portfolio, and (b) an amendment to the advisory agreement (the "Advisory Agreement") between the Trust and SAAMCo in order to revise the breakpoints in the fees the Portfolio pays to SAAMCo pursuant to the Advisory Agreement. (Applicable to the Provident Growth Portfolio)

Votes in    Votes    Votes
Favor of   Against  Abstained
9,355,724  492,397   791,082

4. To approve or disapprove an amendment to the subadvisory agreement between SAAMCo and Davis
Selected Advisers, L.P. ("Davis"), the Portfolio's subadviser, pursuant to which Davis may delegate any of its responsibilities under the Davis Subadvisory
Agreement to one of its affiliates, including Davis
Selected Advisers-NY, Inc.  (Applicable to the Venture
Value Portfolio)

Votes in      Votes      Votes
Favor of     Against   Abstained
30,120,771  1,426,102  2,612,842

5.  To approve or disapprove a proposal to permit
SAAMCo to enter into new or amended contracts with subadvisers without obtaining shareholder approval.

Votes in      Votes       Votes
Favor of      Against   Abstained
173,009,025 16,368,609 14,172,673

6. To ratify the selection of independent accountants for its current fiscal year.

Votes in       Votes     Votes
Favor of     Against   Abstained
187,859,770 3,088,213 12,598,745